News Release
HP Reports Fourth Quarter 2004 Results

Editorial Contacts:
Michael Moeller, HP
+1 650 236 3028
michael.moeller@hp.com

HP Media Hotline
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Hewlett-Packard Company
3000 Hanover Street
Palo Alto, CA 94304
www.hp.com
    •    Record quarterly revenue of $21.4 billion, up 8% year-over-year

    •    Non-GAAP operating profit of $1.5 billion, $0.41 earnings per  share

    •    GAAP operating profit of $ 1.3 billion, $0.37 earnings per share

    •    Record revenues achieved in every business

    •    Imaging & Printing operating margin of 16.6%; Personal Systems operating margin of 1.2%; Enterprise Storage & Servers operating margin of 2.6%, up $315 million sequentially; HP Services operating margin of 10.0%; Software approaches breakeven

PALO ALTO, Calif., Nov. 16, 2004 – HP today reported financial results for its fourth fiscal quarter ended Oct. 31, 2004. Fourth quarter revenue increased 8% year-over-year to $21.4 billion.

Non-GAAP(1)     operating profit was $1.5 billion, with non-GAAP diluted earnings per share (EPS) of $0.41, up 14% from $0.36 in the prior-year period. Non-GAAP diluted EPS and non-GAAP net earnings include a $136 million adjustment on an after-tax basis, or $0.05 per diluted share. GAAP operating profit for the quarter was $1.3 billion. GAAP diluted EPS was $0.37 per share, up 32% from $0.28 in the prior-year period.

	Q4			Full Year
	Q4FY04	Q4FY03	Y/Y	FY04	FY03	Y/Y
Revenue (billions)	$21.4	$19.9	8%	$79.9	$73.1	9%
Non-GAAP operating margin(1)	7.0%	7.2%	6.3%	6.2%
GAAP operating margin	6.0%	5.4%	5.3%	4.0%
Non-GAAP diluted EPS(1)	$00.41	$00.36	14%	$1.33	$1.16	15
GAAP diluted EPS	$00.37	$00.28	32%	$1.15	$0.83	39%

“During the quarter, we delivered solid revenue growth of 8% year-over-year and achieved record revenues in every business and every region. This growth, combined with excellent expense management, drove an increase in non-GAAP earnings per share of 14% and GAAP earnings per share of 32%,” said Carly Fiorina, HP chairman and chief executive officer.

“On a full year basis, total revenue grew 9% year-over-year, or $7 billion, to $80 billion. We generated a record $5 billion in profit and achieved our most balanced segment performance to date. We also continued to generate strong cash flow from operations, which enabled us to make strategic acquisitions in software and services and repurchase $3.3 billion of shares.

“In addition to executing on our current business, we strengthened our competitive position during the quarter with significant new offerings in storage, blade servers, imaging and printing and digital entertainment.

“In fiscal 2005, our focus is on disciplined execution, accelerating profitable growth and leveraging our unique portfolio,” said Fiorina.

Technology Solutions Group

The Technology Solutions Group consists of Enterprise Storage and Servers, Software and HP Services. The group reported revenue of $8.0 billion, up 10% from the prior-year period. Operating profit for the quarter totaled $469 million, or 5.8% of revenue. Within this group:

Enterprise Storage and Servers

Enterprise Storage and Servers reported revenue of $4.1 billion, up 7% year-over-year, and 22% sequentially. Industry-standard server shipments increased 18% year-over-year, with revenue up 16% year-over-year and 23% sequentially. Revenue in Business Critical Systems grew 3% year-over-year and 26% sequentially. Within BCS, revenue in HP-UX increased 8% year-over-year, Alpha declined 27%, and NonStop revenue increased 13%. Networked storage revenue was down 9% year-over-year, but up 16% sequentially, as the company continued to add storage sales specialists and transition product offerings. Enterprise Storage and Servers reported a quarterly operating profit of $107 million, or 2.6% of revenue, up from a loss of $208 million in the third quarter.

HP Services

HP Services revenue grew 13% year-over-year to a record $3.7 billion, reflecting continued strength in Managed Services, which grew 35% year-over-year. Customer Support grew 10% year-over-year and revenue in Consulting and Integration increased 4%. Operating profit was $367 million, representing 10.0% of revenue.

Software

Software reported record quarterly revenue of $277 million, an increase of 25% year-over-year. HP OpenView revenue increased 30% year-over-year. HP OpenCall revenue was up 17%. Software reported an operating loss of $5 million, an improvement of $17 million from the prior-year period.

Personal Systems Group

Personal Systems Group revenue grew 9% year-over-year to a record $6.5 billion. Units grew 11% year-over-year, reflecting stable average selling prices. Desktop revenue increased 6% year-over-year, with notebook revenue up 12%. Commercial revenue grew 12% over the prior-year period, while Consumer revenue grew 4%. Personal Systems reported an operating profit of $78 million, or 1.2% of revenue, the strongest profit performance since 2000.

Imaging and Printing Group

Imaging and Printing posted record quarterly revenue of $6.5 billion, up 5% year-over-year. During the quarter, HP shipped 14 million printers, the strongest volume quarter ever. Business hardware revenue grew 6% year-over-year, driven by strength in color laser, multi-function printers and digital press. Home hardware revenue decreased 2% with All-in-One unit sales growth offset by declining single-function printers and price erosion. Supplies revenue grew 8%, fueled by strong growth in color printing. Operating profit of $1.1 billion was a quarterly record and represented 16.6% of revenue.

Financial Services

HP Financial Services reported revenue of $497 million, up 8% year-over-year, reflecting HP’s highest quarterly revenue in six quarters. Finance volume, a leading indicator of future revenue, reached its highest level in two years and total portfolio assets also increased over the prior-year period. Operating profit was $19 million, or 3.8% of revenue, reflecting increased reserves related to certain aged receivables.

Asset Management

Inventory ended the quarter at $7.1 billion, up $326 million from the prior quarter and up $1.0 billion year-over-year. Trade receivables increased $1.8 billion from the prior quarter to $10.2 billion. HP’s dividend payment of $0.08 per share in the fourth quarter resulted in a cash use of $240 million. In addition, HP repurchased $2.2 billion of stock during the fourth quarter. HP exited the quarter with $13.0 billion in gross cash, which includes cash and cash equivalents of $12.7 billion and short- and certain long-term investments of $0.3 billion.

Outlook

HP estimates first half FY05 revenue will be in the range of $41.8 billion to $42.3 billion, and first half non-GAAP earnings per share will be in the range of $0.72 to $0.74.

The non-GAAP EPS expectations assume after-tax exclusion for charges of approximately $0.05 per share per quarter from amortization of purchased intangible assets and acquisition-related charges.

More information on HP’s quarterly earnings, including additional financial analysis and an earnings overview presentation, is available on HP’s Investor Relations website at www.hp.com/hpinfo/investor/.

HP’s Q4 FY04 earnings conference call is accessible via an audio webcast at www.hp.com/hpinfo/investor/financials/quarters/2004/q4webcast.html.

About HP

HP is a technology solutions provider to consumers, businesses and institutions globally. The company’s offerings span IT infrastructure, global services, business and home computing, and imaging and printing. For the four fiscal quarters ended Oct. 31, 2004, HP revenue totaled $79.9 billion. More information about HP (NYSE, Nasdaq: HPQ) is available at www.hp.com.

(1)     All non-GAAP numbers have been adjusted to exclude certain items. A reconciliation of specific adjustments to GAAP results for this quarter and the prior period is included in the table below titled: “Non-GAAP Consolidated Condensed Statement of Earnings.” A description of HP’s use of non-GAAP information is provided under “Use of Non-GAAP Financial Information.”

Intel and Itanium are registered trademarks of Intel Corp. or its subsidiaries in the United States and other countries.

Use of Non-GAAP Financial Information

To supplement the company’s consolidated condensed financial statements presented on a GAAP basis, HP uses non-GAAP additional measures of operating results, net earnings and earnings per share adjusted to exclude certain costs, expenses, gains and losses it believes appropriate to enhance an overall understanding of HP’s past financial performance and also its prospects for the future. These adjustments to HP’s GAAP results are made with the intent of providing both management and investors a more complete understanding of the underlying operational results and trends and the company’s marketplace performance. For example, the non-GAAP results are an indication of HP’s baseline performance before gains, losses or other charges that are considered by management to be outside of the company’s core business segment operational results. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net earnings or diluted earnings per share prepared in accordance with generally accepted accounting principles in the United States.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, and assumptions. If the risks or uncertainties ever materialize or prove the assumptions incorrect, the results of HP and its consolidated subsidiaries may differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to any projections of earnings, revenue, margins, synergies or other financial items; any statements of the plans, strategies, and objectives of management for future operations, including the execution of restructuring plans and remediation of execution issues; any statements concerning the expected development, performance or rankings of products or services; any statements regarding future economic conditions or performance; statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include macroeconomic and geopolitical trends and events; performance of contracts by suppliers, customers and partners; the development, performance and market acceptance of products and services; employee management issues; the challenge of managing asset levels, including inventory; the difficulty of aligning expense levels with revenue changes; the possibility that proposed contracts may not be entered into or ultimately performed on the terms currently contemplated or at all; information technology systems risks and other risks that are described from time to time in HP’s Securities and Exchange Commission reports, including but not limited to the risks described in HP’s Quarterly Report on Form 10-Q for the period ended July 31, 2004 and other reports filed after HP’s Annual Report on Form 10-K for the fiscal year ended October 31, 2003. HP assumes no obligation and does not intend to update these forward-looking statements.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
NON-GAAP CONSOLIDATED CONDENSED STATEMENT OF EARNINGS
Excluding adjustments itemized below
(Unaudited)
(In millions except per share amounts)

	Three months ended
	October 31, 2004	July 31, 2004	October 31, 2003(a)
Net revenue	$21,389	$18,889	$19,853

Costs and expenses:
Cost of sales	16,288	14,443	14,804
Research and development	859	862	907
Selling, general and administrative	2,751	2,738	2,707

Total costs and expenses	19,898	18,043	18,418

Non-GAAP earnings from operations	1,491	846	1,435

Interest and other, net	2	20	(20)

Non-GAAP earnings before taxes	1,493	866	1,415

Provision for taxes	266	138	312

Non-GAAP net earnings	$1,227	$728	$1,103

Non-GAAP net earnings per share:
Basic	$0.41	$0.24	$0.36
Diluted	$0.41	$0.24	$0.36

Weighted-average shares used to compute net
earnings per share:
Basic	2,968	3,037	3,046
Diluted	2,991	3,065	3,075

An itemized reconciliation between net earnings on a GAAP basis and non-GAAP basis is as follows:

GAAP net earnings	$1,091	$586	$862

Amortization of purchased intangible assets	165	146	143
Restructuring charges	13	9	190
Acquisition-related charges	24	6	28
In-process research and development
charges	--	28	1

Total non-GAAP adjustments to earnings
from operations	202	189	362

Losses (gains) on investments	1	(1)	(12)
Income tax effect of reconciling items	(67)	(46)	(109)

Non-GAAP net earnings	$1,227	$728	$1,103

(a)     Certain reclassifications have been made to prior year amounts in order to conform to the current year presentation.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
NON-GAAP CONSOLIDATED CONDENSED STATEMENT OF EARNINGS
Excluding adjustments itemized below
(Unaudited)
(In millions except per share amounts)

	Twelve months ended October 31,
	2004	2003(a)
Net revenue	$79,905	$73,061

Costs and expenses:
Cost of sales	60,340	53,858
Research and development	3,506	3,651
Selling, general and administrative	11,024	11,012

Total costs and expenses	74,870	68,521

Non-GAAP Earnings from operations	5,035	4,540

Interest and other, net	35	21
Dispute settlement	(70)	--

Non-GAAP Earnings before taxes	5,000	4,561

Provision for taxes	933	1,004

Non-GAAP net earnings	$4,067	$3,557

Non-GAAP net earnings per share:
Basic	$1.34	$1.17
Diluted	$1.33	$1.16

Cash dividends declared per share	$0.32	$0.32

Weighted-average shares used to compute net
earnings per share:
Basic	3,024	3,047
Diluted	3,055	3,071

An itemized reconciliation between net earnings on a GAAP basis and non-GAAP basis is as follows:

GAAP net earnings	$3,497	$2,539

Amortization of purchased intangible assets	603	563
Restructuring charges	114	800
Acquisition-related charges	54	280
In-process research and development
charges	37	1

Total non-GAAP adjustments to earnings
from operations	808	1,644

(Gains) losses on investments	(4)	29
Income tax effect of reconciling items	(234)	(524)
Non-recurring income tax benefit	--	(131)

Non-GAAP net earnings	$4,067	$3,557

(a)     Certain reclassifications have been made to prior year amounts in order to conform to the current year presentation.

Revenue by Business Unit(In
Millions)

											Q4 Growth Rates
	1Q03	2Q03	3Q03	4Q03	FY03	1Q04	2Q04	3Q04	4Q04	FY04	Y/Y	Q/Q
ESS
Business Critical Systems	982	943	901	1,009	3,835	915	972	828	1,044	3,759	3%	26%
Industry Standard Systems	1,711	1,832	1,781	1,939	7,263	1,962	2,109	1,816	2,240	8,127	16%	23%
Storage	859	904	836	899	3,498	841	897	709	821	3,268	-9%	16%
Elim/Other	0	0	(2)	(1)	(3)	(1)	1	(1)	(1)	(2)

Enterprise Servers & Storage	3,552	3,679	3,516	3,846	14,593	3,717	3,979	3,352	4,104	15,152	7%	22%

Software
OpenView	122	117	115	132	486	133	135	145	172	585	30%	19%
Opencall & Other	61	63	75	89	288	67	87	78	105	337	18%	35%
Software	183	180	190	221	774	200	222	223	277	922	25%	24%

HP Services
Customer Support	1,911	1,982	2,054	2,070	8,017	2,040	2,166	2,192	2,274	8,672	10%	4%
Managed Services	440	429	464	540	1,873	560	646	656	728	2,590	35%	11%
Consulting & Integration	621	632	579	634	2,466	560	681	615	659	2,515	4%	7%
Elim/Other	0	0	0	1	1	1	(1)	3	(2)	1

HP Services	2,972	3,043	3,097	3,245	12,357	3,161	3,492	3,466	3,659	13,778	13%	6%

Technology Solutions Group	6,707	6,902	6,803	7,312	27,724	7,078	7,693	7,041	8,040	29,852	10%	14%

IPG
Business Printers	1,529	1,453	1,425	1,608	6,015	1,547	1,591	1,546	1,706	6,390	6%	10%
Home Printers	813	768	615	875	3,071	865	741	584	860	3,050	-2%	47%
Supplies	2,815	3,004	2,921	3,264	12,004	3,026	3,451	3,192	3,528	13,197	8%	11%
Digital Imaging	394	243	225	434	1,296	412	244	250	379	1,285	-13%	52%
Elim/Other	47	44	40	52	183	60	71	76	70	277	35%	-8%

Imaging & Printing Group	5,598	5,512	5,226	6,233	22,569	5,910	6,098	5,648	6,543	24,199	5%	16%

Personal Systems Group
Desktops	3,202	3,085	2,748	3,468	12,503	3,543	3,504	3,462	3,659	14,168	6%	6%
Notebooks	1,503	1,601	1,795	2,023	6,922	2,141	2,011	2,003	2,267	8,422	12%	13%
Workstations	204	233	226	260	923	235	262	248	273	1,018	5%	10%
Personal Appliances	202	175	161	202	740	253	191	169	273	886	35%	62%
Calculators/Elim/Other	31	33	25	33	122	15	23	22	68	128	106%	209%

Personal Systems Group	5,142	5,127	4,955	5,986	21,210	6,187	5,991	5,904	6,540	24,622	9%	11%

HP Financial Services	517	501	442	461	1,921	441	469	488	497	1,895	8%	2%

Corporate Investments	76	84	88	96	344	103	114	114	119	449	24%	4%

Total Segments	18,040	18,126	17,514	20,088	73,768	19,719	20,365	19,195	21,739	81,017	8%	13%

Eliminations of intersegment net revenue
and other	(163)	(143)	(166)	(235)	(707)	(205)	(252)	(306)	(350)	(1,112)

Total HP Revenues	17,877	17,983	17,348	19,853	73,061	19,514	20,113	18,889	21,389	79,905	8%	13%

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
(In millions)

	Three Months Ended October 30, 2004	Fiscal Year Ended October 31, 2004

Cash flows from operating activities:
Net earnings	$1,091	$3,497

Adjustments to reconcile net earnings to
net cash provided by operating activities:
Depreciation and amortization	602	2,395
Provision for bad debt and inventory	175	465

Losses (gains) on investments	1	(4)
In-process research and development charges	--	37
Acquisition-related charges	24	54
Restructuring charges	13	114
Deferred taxes on earnings	(191)	26
Other, net	72	93

Changes in assets and liabilities:
Accounts and financing receivables	(1,716)	(696)
Inventory	(391)	(1,341)
Accounts payable	846	3
Taxes on earnings	179	(32)
Other assets and liabilities	(1,348)	1,078
Restructuring	(66)	(601)

Net cash provided by operating activities	1,987	5,088

Cash flows from investing activities:
Investment in property, plant and
equipment, net	(739)	(2,126)
Proceeds from sale of property, plant
and equipment	99	447
Purchases of investments	(204)	(715)
Maturities and sales of investments	279	1,064
Net cash paid for business acquisitions,
net of acquisition costs	(277)	(1,124)

Net cash used in investing activities	(842)	(2,454)

Cash flows from financing activities:
Increase (decrease) in notes payable and
short-term borrowings, net	7	(172)
Issuance of long-term debt	--	9
Payment of long-term debt	(61)	(285)
Issuance of common stock under employee
plans	32	570
Repurchase of common stock	(2,205)	(3,309)
Dividends	(240)	(972)

Net cash used in financing activities	(2,467)	(4,159)

Decrease in cash and cash equivalents	(1,322)	(1,525)
Cash and cash equivalents at beginning of period	13,985	14,188

Cash and cash equivalents at end of period	$12,663	$12,663

_________________

©2004 Hewlett-Packard Development Company, L.P. The information contained herein is subject to change without notice. HP shall not be liable for technical or editorial errors or omissions contained herein.
11/2004